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 Microsoft

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                                                                        PAGE OR
 EXHIBIT NO.                        DESCRIPTION                         FOOTNOTE
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
  3.1        Restated Articles of Incorporation of Microsoft
              Corporation.............................................     (3)
  3.2        Bylaws of Microsoft Corporation..........................     (1)
  5.1*       Opinion of Preston Gates & Ellis LLP.....................
  8.1*       Tax Opinion of Preston Gates & Ellis.....................
 13.1        Quarterly and Market Information Incorporated by
              Reference to Page 28 of 1996 Annual Report to
              Shareholders ("1996 Annual Report").....................     (2)
 13.2        (Intentionally Omitted)..................................
 13.3        Management's Discussion and Analysis of Financial
              Condition and Results of Operations Incorporated by
              Reference to Pages 16-19, 22, and 23 of 1996 Annual
              Report..................................................     (2)
 13.4        Financial Statements Incorporated by Reference to Pages
              1, 15, 20, 21, 24-29, and 31 of 1996 Annual Report......     (2)
 23.1        Consent of Deloitte & Touche LLP.........................
 23.2        Consent of Preston Gates & Ellis LLP (contained in
              Exhibit 5.1)............................................
 24.1        Power of Attorney........................................    II-6
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*  To be filed by amendment.
(1) Incorporated by reference to Microsoft's Form 10-K for the fiscal year ended June 30, 1994.
(2) Incorporated by reference to Microsoft's Form 10-K for the fiscal year ended June 30, 1996.
(3) Incorporated by reference to Microsoft's Regulation Statement on Form S-3 (Commission File No. 333-17143)